UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2009

THE DOW CHEMICAL COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 Commission File Number	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan (Address of principal executive offices)	48674 (Zip code)

(989) 636-1000 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.02 (b) and (c).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2009, The Dow Chemical Company (the “Company”) announced that Geoffery E. Merszei, Executive Vice President and Chief Financial Officer, will move from the position of Chief Financial Officer to a new role as President of Dow Europe, Middle East and Africa, while also serving as Chairman of Dow Europe, and Executive Vice President of The Dow Chemical Company.

William H. Weideman, Vice President and Controller, has assumed the role of interim Chief Financial Officer as of November 3, 2009 while the Company conducts a global search for a replacement for Merszei.

On November 4, 2009, the Company announced that Ron Edmonds, Vice President and Assistant Controller, has been named Vice President and Controller for The Dow Chemical Company, replacing Weideman.

Copies of the Company’s press releases issued November 3, 2009 and November 4, 2009 are included as Exhibits 99.1 and 99.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of The Dow Chemical Company, dated as of November 3, 2009.

99.2	Press Release of The Dow Chemical Company, dated as of November 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 6, 2009

The Dow Chemical Company

By:	/s/ Charles J. Kalil
	Name:	Charles J. Kalil
	Title:	Executive Vice President
General Counsel and Corporate Secretary

EXHIBITS

Exhibit No.	Description

99.1	Press Release of The Dow Chemical Company, dated as of November 3, 2009.

99.2	Press Release of The Dow Chemical Company, dated as of November 4, 2009.